EXHIBIT 10.1

Homeland Security Capital Corporation

2008 Stock Incentive Plan

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the Plan is the Homeland Security Capital Corporation 2008 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the employees, directors and Consultants (as defined below) of Homeland Security Capital Corporation, a Delaware corporation (the “Company”), and its Affiliates (as defined below), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with and further the interests of the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

“Award” or “Awards” shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company or its successor entity.

“Cause” shall have the same meaning with respect to a Grantee as “Cause” may be defined under any equity award, employment, consulting, service, non-competition or other similar agreement between the Grantee and the Company, provided, however, in the absence of any such agreement or “Cause” definition applicable to the Grantee, “Cause” shall mean: (i) any act or omission by the Grantee which would reasonably be likely to have a material adverse effect on the business of the Company or any of its Affiliates, as the case may be (but excluding any omission due to the Grantee’s death or Disability); (ii) the Grantee’s conviction (including any pleas of guilty or nolo contendere) of any crime (other than ordinary traffic violations) which impairs the Grantee’s ability to perform his or her duties; (iii) any material misconduct or willful and deliberate non-performance of duties by the Grantee in connection with the business or affairs of the Company or any of its Affiliates, as the case may be; (iv) the Grantee’s theft, dishonesty or falsification of the Company’s or an Affiliate’s documents or records; or (v) the Grantee’s improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning specified in Section 2.

“Common Stock” means the common stock, no par value, of the Company, subject to adjustment pursuant to Section 3(b).

“Company” has the meaning specified in the first paragraph of Section 1.

“Consultant” means a person engaged to provide consulting, advisory, or other services (other than as an employee or director) to the Company or an Affiliate, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Act.

“Disability” has the meaning specified in Section 22(e)(3) of the Code.

“Effective Date” has the meaning specified in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Stock means: (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the last trading day immediately preceding the applicable date; (ii) if the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the day referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the applicable date, or if the applicable date is not a trading day, the last trading day on which Common Stock was traded immediately preceding the applicable date; and (iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine (but in any event not less than fair market value within the meaning of Section 409A of the Code, and any regulations and other guidance thereunder). For purposes of this definition, when determining the Fair Market Value for the grant of an Award, “applicable date” means the date of grant of the Award.

“Grantee” means a person who receives or holds an Award under the Plan.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422(b) of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not designated as an Incentive Stock Option or which does not qualify as an Incentive Stock Option.

“Option” or “Stock Option” means any right to purchase shares of Common Stock granted pursuant to Section 5.

“Option Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of an Option granted to the Grantee and any shares of Common Stock acquired upon the exercise thereof. An Option Agreement may consist of a “Notice of Grant of Stock Option,” or such other form or forms as the Committee may approve from time to time.

“Option Shares” shares of Common Stock which are issuable upon exercise of a Stock Option.

“Plan” has the meaning specified in the first paragraph of Section 1.

“Restricted Stock” has the meaning specified in Section 6(a).

“Restricted Stock Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of a Restricted Stock Award granted to the Grantee.

“Restricted Stock Award” means any Award of Restricted Stock hereunder.

“Service Relationship” means a Grantee’s employment or service with the Company or an Affiliate, whether in the capacity of an employee, director or a Consultant. Unless otherwise determined by the Committee, a Grantee’s Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company (or an Affiliate) or a transfer between locations of the Company (or an Affiliate) or a transfer between the Company and any Affiliate, provided that there is no interruption or other termination of the Service Relationship. Subject to the foregoing and Section 9 below, the Company, in its discretion, shall determine whether the Grantee’s Service Relationship has terminated and the effective date of such termination.

“Transaction” has the meaning specified in Section 3(c).

“Unrestricted Stock” has the meaning specified in Section 7(a).

“Unrestricted Stock Award” means any Award of Unrestricted Stock hereunder.

“10% Owner Optionee” means an individual who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE POWERS

(a)     Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board consisting of not less than two (2) directors (the “Committee”); provided, however, that if any member of the Committee is not a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act, then any Awards granted to individuals subject to the reporting requirements of Section 16 of the Exchange Act shall be approved by the Board. Notwithstanding the foregoing, to the extent applicable, Awards granted to “covered employees” which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code shall be approved by a Committee composed solely of two or more “outside directors” (each within the meaning of Section 162(m) of the Code). All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee of the Board, as applicable).

(b)     Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)     to select the employees, directors and Consultants of the Company and its Affiliates to whom Awards may from time to time be granted;

(ii)     to determine the time or times of grant, and the type of Award to be granted which shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the forgoing, granted to any one or more Grantees;

(iii)     to determine the number of shares of Common Stock to be covered by any Award;

(iv)     to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the form of written instruments evidencing the Awards;

(v)     to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

(vi)     to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii)     subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(viii)     to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Common Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Company shall pay or credit dividends or deemed dividends on such deferrals; and

(ix)     at any time to adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company, its Affiliates, the Company’s stockholders and Grantees.

(c)     Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer and/or the Chief Financial Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards at Fair Market Value to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)     Stock Issuable. The maximum aggregate number of shares of Common Stock reserved and available for issuance under the Plan shall be 75,000,000 shares of Common Stock. All such shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options. The foregoing share numbers are subject to adjustment as provided in Section 3(b). For purposes of this Section 3(a), the shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held in its treasury.

(b)     Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share for each outstanding Restricted Stock Award, and (iv) the exercise price of any Stock Option. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may either make a cash payment in lieu of fractional shares or round any resulting fractional share down to the nearest whole number.

To the extent that the Committee, in its sole discretion, determines it is necessary in order to avoid distortion in the operation of the Plan, the Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, and certain acquisitions or dispositions of stock or property or other similar events, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)     Mergers and Other Transactions. Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or an Affiliate of the Company) as a result of which the holders of the Company’s outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with the Transaction for the assumption of all outstanding Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above, this Plan and all outstanding Awards granted hereunder, except with respect to specific Awards as the Committee otherwise determines, shall terminate. In the event of such termination, each Grantee shall be permitted to exercise within a certain number of days (as established by the Committee in its sole discretion) prior to the anticipated effective date of the Transaction all outstanding Awards held by such Grantee which are then vested and exercisable; provided, however, that the Grantee may, but will not be required to, condition such exercise upon the effectiveness of the Transaction.

(d)     Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any outstanding Awards issued under the Plan shall be terminated if not exercised prior to such event.

(e)     Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or consultants of another company in connection with a merger or consolidation of such company with the Company (or any Affiliate of the Company) or the acquisition by the Company (or any Affiliate of the Company) of property or stock of such company. In connection with any such merger, consolidation or acquisition, the Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a) above.

SECTION 4.	ELIGIBILITY

Awards may be granted to employees, directors and Consultants (including prospective employees, directors and Consultants to whom Awards are granted in connection with written offers of employment or other Service Relationship with the Company or any of its Affiliates) of the Company and/or its Affiliates who are responsible for, or contribute to, the management, growth or profitability of the Company and/or its Affiliates as are selected from time to time by the Committee in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be pursuant to an Option Agreement which shall be in such form as the Committee may from time to time approve. Option Agreements need not be identical.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Affiliate, provided, however, that, an Incentive Stock Option may be granted to a prospective employee upon the condition that such person becomes an employee and such grant shall be deemed granted effective on the date that such person commences service with the Company or an Affiliate, with an exercise price determined as of such date in accordance with Section 5(a)(i) below. Non-Qualified Stock Options may be granted to employees, directors, and Consultants of the Company or its Affiliates. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Stock Option shall be granted under the Plan after the date which is ten (10) years from the date the Plan is approved by the Board.

(a)     Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i)     Exercise Price. The exercise price per share for the Common Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the grant date in the case of Incentive Stock Options. If an Incentive Stock Option is granted to a 10% Owner Optionee, the exercise price per share for the Common Stock covered by such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price per share set forth above if the Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under Section 424(a) of the Code.

(ii)     Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an Incentive Stock Option is granted to a 10% Owner Optionee, the term of such Stock Option shall be no more than five (5) years from the grant date.

(iii)     Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. In addition, the following provisions shall apply to each Option, unless otherwise provided in an applicable Option Agreement:

(A)     No portion of an Option may be exercised until such portion shall have vested.

(B)     An Option shall be exercisable on and after the initial vesting date (as designated in the Option Agreement) and prior to the termination of the Option as provided herein, in an amount not to exceed the aggregate number of vested Option Shares (as determined in the Option Agreement) less the number of shares previously acquired upon exercise of such Option. Subject to Section 3(b), in no event shall an Option be exercisable for more than the total number of Option Shares underlying the Option.

(C)     In the event that the Grantee’s Service Relationship terminates, an Option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination, until the date specified in Section 5(a)(iii)(D) below. Any portion of an Option that is not exercisable on the date of termination of the Service Relationship shall immediately expire and be null and void.

(D)     Once any portion of an Option becomes vested and exercisable, it shall continue to be exercisable by the Grantee or his or her representatives and legatees as contemplated herein at any time or times prior to the earliest of (1) the date which is (a) twelve (12) months following the date on which the Grantee’s Service Relationship terminates due to death or Disability or (b) three (3) months following the date on which the Grantee’s Service Relationship terminates if the termination is due to any other reason, or (2) the expiration date set forth in the Option Agreement; provided, however, that notwithstanding the foregoing, if the Grantee’s Service Relationship is terminated for Cause, the Option shall terminate immediately and be null and void upon the date of the Grantee’s termination and shall not thereafter be exercisable.

(E)     A Grantee shall have no rights of a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, expect as provided in Section 3(b).

(iv)     Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased. Payment of the exercise price may be made by one or more of the following methods unless otherwise provided in the applicable Option Agreement:

(A)     in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the exercise price of such Option Shares;

(B)     by the Grantee delivering to the Company a promissory note in a form approved by the Committee, if the Committee has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect the exercise of his or her Stock Option;

(C)     if permitted by the Committee, (I) by having the Company withhold from the Option Shares a number of shares having a Fair Market Value equal to the aggregate purchase price of the Option Shares, or (II) through the delivery of shares of Common Stock that are held by the Grantee and are not subject to restrictions under any plan of the Company;

(D)     if permitted by the Committee, by the Grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Grantee chooses such payment procedure, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E)     a combination of the payment methods set forth in clauses (A), (B), (C) or (D) above, if applicable.

Payment instruments will be received subject to collection. No Option Shares so purchased will be issued to the Grantee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, obtaining from Grantee payment or provision for all withholding taxes due as a result of the exercise of the Stock Option. The delivery of shares of Common Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price therefor.

(b)     Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all option plans of the Company and its Affiliates) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the Grantee may designate at the time of exercise which portion shall be deemed to be exercised, and in the absence of such express designation in writing, the portion of the Option treated as an Incentive Stock Option shall be deemed to be exercised first.

(c)     Non-transferability of Options. No Stock Option shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Grantee’s lifetime, only by the Grantee, or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Grantee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option Agreement.

(d)     Repurchase Rights. Shares of Common Stock issued pursuant to Options may be subject to one or more repurchase options or other conditions and restrictions as determined by the Committee and set forth in the applicable Option Agreement. The Company shall have the right to assign to any person at any time any repurchase right it may have, whether or not such right is then exercisable.

SECTION 6.	RESTRICTED STOCK AWARDS

(a)     Nature of Restricted Stock Awards. A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), and any purchase price shall be payable in cash or, if permitted by the Committee at the time of grant of such Award, by promissory note, in a form approved by the Committee. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the Grantee executing a Restricted Stock Agreement. The terms and conditions of each such Restricted Stock Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Grantees.

(b)     Rights as a Stockholder. Upon execution of the Restricted Stock Agreement and payment of any applicable purchase price, a Grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Agreement. Unless the Committee shall otherwise determine, certificates (if any) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the Grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c)     Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Agreement. Shares of Common Stock issued pursuant to a Restricted Stock Award may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Committee and set forth in the applicable Restricted Stock Agreement. The Company shall have the right to assign to any person at any time any repurchase right it may have, whether or not such right is then exercisable.

(d)     Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Agreement.

(e)     Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.	UNRESTRICTED STOCK AWARDS

(a)     Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant or sell, at such purchase price determined by the Committee, an Unrestricted Stock Award to any Grantee, pursuant to which such Grantee may receive shares of Common Stock free of any vesting restrictions (“ Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b)     Elections to Receive Unrestricted Stock in Lieu of Compensation. Upon the request of a Grantee and with the consent of the Committee, such Grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

(c)     Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.	TAX WITHHOLDING

(a)     Payment by Grantee. Each Grantee shall, no later than the date as of which the value of an Award or of any Common Stock or other amounts received thereunder first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, foreign, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

(b)     Payment in Stock. Subject to approval by the Committee, a Grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligation shall not exceed the amount determined by the applicable minimum statutory withholding rates.

SECTION 9.	LEAVE OF ABSENCE

For purposes of the Plan, the following events shall not be deemed a termination of the Service Relationship:

(a)     an approved leave of absence for military service or sickness, or for any other purpose approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave, the Grantee’s Service Relationship shall be deemed to have terminated unless the Grantee’s right to return to service is guaranteed either by a statute or by contract; and

(b)     notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Grantee’s Option Agreement or Restricted Stock Agreement.

SECTION 10.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or terminate the Plan or any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent unless (i) required to ensure that a Stock Option is treated as an Incentive Stock Option or (ii) to comply with applicable law. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may: (a) increase the maximum aggregate number of shares of Common Stock for which Awards granted under this Plan may be issued (except by operation of Section 3(b)); (b) amend the Plan in any other manner which the Board, in its discretion, determines would require approval of the stockholders under any applicable law, rule or regulation to become effective even though such stockholder approval is not expressly required by this Plan; or (c) alter the class of employees eligible to receive Incentive Stock Options under the Plan. No termination or amendment of the Plan shall affect any outstanding Award unless as expressly provided for hereunder or as determined by the Board. Nothing in this Section 10 shall limit the Board’s or the Committee’s authority to take any action permitted pursuant to Section 3(c). The Plan shall continue in effect until the earliest of: (i) ten (10) years after the Effective Date, (ii) its termination by the Board, or (iii) the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan, the Option Agreements and Restricted Stock Agreements have lapsed.

SECTION 11.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Common Stock or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Common Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.	GENERAL PROVISIONS

(a)     No Distribution; Compliance with Legal Requirements. The grant of Awards and the issuance of shares of Common Stock upon exercise of Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Awards may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Award may be exercised unless: (i) a registration statement under the Act shall at the time of exercise of the Award be in effect with respect to the shares of Common Stock issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the shares of Common Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(b)     Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements as may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any Grantee any right to continued employment or service with the Company or any Affiliate of the Company or interfere in any way with the right of the Company or its Affiliates to terminate the Grantee’s employment or service at any time.

(c)     “Market Stand-Off” Agreement. In connection with any public offering by the Company of its Common Stock, a Grantee, if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by him (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period determined by the managing underwriter. For these purposes, “Hedging Transaction ” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock.

(d)     Trading Policy Restrictions. Sale of Common Stock received pursuant to this Plan or upon exercise of an Award under the Plan shall be subject to any insider-trading-policy-related restrictions of the Company, and any other terms and conditions as may be established by the Committee from time to time.

(e)     Conflict with Agreement. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any Restricted Stock Agreement, Option Agreement or other award agreement, the terms and provisions of this Plan shall govern.

SECTION 13.	EFFECTIVE DATE OF PLAN

The Plan is effective on July 30, 2008 (the “Effective Date”), the date on which the Board adopted the Plan (through the Compensation Committee), subject to approval by the stockholders of the Company in the manner and within the time required under Section 422(b) of the Code. Any increase in the maximum aggregate number of shares of Common Stock issuable under the Plan pursuant to Section 3(a) shall be approved by stockholders of the Company within twelve (12) months of approval of such increase by the Board in accordance with applicable law. Subject to such approvals by the stockholders and to the requirement that no shares of Common Stock may be issued hereunder prior to such approval, Awards may be granted hereunder on and after adoption of the Plan by the Board.

SECTION 14.	GOVERNING LAW

This Plan and all Awards, and actions taken hereunder and thereunder, shall be governed by the laws of the State of Delaware, applied without regard to conflict of law principles thereof.